UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Hormel Foods Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HORMEL FOODS CORPORATION

AUSTIN, MINNESOTA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of Hormel Foods Corporation, a Delaware corporation, will be held in the Richard L. Knowlton Auditorium of the Austin High School, 300 NW 4th Street, Austin, Minnesota, on Tuesday, January 31, 2006, at 8:00 p.m. Central standard time, for the following purposes:

1.                                       To elect a board of 13 directors for the ensuing year.

2.                                       To vote on ratification of appointment, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as independent auditors for the fiscal year which will end October 29, 2006.

3.                                       To vote on a proposal to amend the Hormel Foods Corporation 2000 Stock Incentive Plan.

4.                                       To consider and act upon a stockholder proposal requesting that the Board of Directors of Hormel Foods Corporation issue a report to stockholders by July 2006 on the feasibility of Hormel Foods requiring its poultry suppliers to phase in controlled-atmosphere killing, if presented at the meeting.

5.                                       To transact such other business as may properly come before the meeting.

The Board of Directors has fixed December 5, 2005, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors

JAMES W. CAVANAUGH
Corporate Secretary

December 23, 2005

TABLE OF CONTENTS

MEETING ADMISSION

CONDUCT OF MEETING

ITEM 1 — ELECTION OF DIRECTORS

CORPORATE GOVERNANCE

Corporate Governance Guidelines
Code of Ethical Business Conduct
Stock Ownership Guidelines
Board Independence
Board of Director and Committee Meetings
Compensation of Directors
Policy Regarding Attendance at Annual Meetings
Stockholder Communication Policy

AUDIT COMMITTEE REPORT AND PAYMENTS OF FEES TO AUDITORS

Audit Committee Report
Audit Fees
Audit-Related Fees
Tax Fees
All Other Fees
Audit Committee Preapproval Policies and Procedures

ITEM 2 — RATIFICATION OF APPOINTMENT OF AUDITORS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF MANAGEMENT

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation
Summary Compensation Table
Stock Option Tables
Pension Plan
Nonqualified Deferred Compensation Plan

COMPARATIVE STOCK PERFORMANCE

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

RELATED PARTY TRANSACTIONS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

ITEM 3 — PROPOSAL TO AMEND THE HORMEL FOODS CORPORATION 2000 STOCK INCENTIVE PLAN

Background
Proposed Amendment
Summary of the Plan

i

Federal Tax Consequences
Equity Compensation Plan Information
Vote Required
Board Recommendation

ITEM 4 — STOCKHOLDER PROPOSAL REQUESTING A REPORT

Stockholder Proposal
Board of Directors Statement in Opposition to the Proposal
Vote Required
Board Recommendation

HOUSEHOLDING INFORMATION

STOCKHOLDER PROPOSALS FOR ANNUAL MEETING OF STOCKHOLDERS IN 2007

OTHER MATTERS

HORMEL FOODS CORPORATION 2000 STOCK INCENTIVE PLAN	APPENDIX A

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PROXY STATEMENT

HORMEL FOODS CORPORATION
(CUSIP No. 440452100)
1 HORMEL PLACE
AUSTIN, MINNESOTA 55912

The enclosed proxy is solicited by the Board of Directors of Hormel Foods Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held on January 31, 2006.  The shares represented by the enclosed proxy will be voted in accordance with the stockholder’s directions if the proxy is duly executed and returned prior to the meeting.  If no directions are specified, the shares will be voted for the election of directors recommended by the Board of Directors, for the ratification of the appointment of Ernst & Young LLP as independent auditors for the next fiscal year, for the amendment to the Company’s 2000 Stock Incentive Plan, against the stockholder proposal for a feasibility report, if presented, and, in the discretion of the persons named in the proxy as to such other matters as may properly come before the meeting and as to which the Company did not have knowledge prior to October 27, 2005.  As an alternative to completing the enclosed proxy card and mailing it to the Company, stockholders can vote by telephone or by the internet.  The procedures for voting by telephone or the internet are set out on the proxy card.  Any person giving a proxy may revoke it at any time before it is exercised by contacting the Corporate Secretary.

The expenses of soliciting proxies will be paid by the Company.  If it appears necessary or advisable, proxies may be solicited at Company expense personally, or by telephone or facsimile, by directors, officers and other employees who will not receive additional compensation.  The Company will also reimburse brokerage firms, and other custodians, nominees and fiduciaries, for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners.  Your cooperation in promptly signing and returning the enclosed proxy will help to avoid additional expense.

The Company had 138,009,582 shares of common stock outstanding as of December 5, 2005.  Each share of stock is entitled to one vote, and there is no cumulative voting.  The Company has no other class of shares outstanding.  Only common stockholders of record at the close of business as of December 5, 2005, are entitled to notice of, and to vote at, the meeting.  A majority of the outstanding shares will constitute a quorum at the meeting.  If a stockholder holds shares in street name (i.e., the shares are held in a stock brokerage account or by a bank, trust or other institution) and does not provide voting instructions to the holder of the account, such shares will be considered to be “broker nonvotes”.  Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.  Shares represented by abstentions are counted in the same manner as shares submitted with a “withheld” or “no” vote in tabulating the votes cast on proposals presented to stockholders, whereas shares represented by broker nonvotes are not considered entitled to vote on the proposal in question, and therefore, not counted for purposes of determining whether a proposal has been approved.  Under current New York Stock Exchange (“NYSE”) rules, nominees would have discretionary voting power for the election of directors (Item #1), for ratification of Ernst & Young LLP as independent auditors (Item #2), but not for approval of the amendment to the Company’s 2000 Stock Incentive Plan (Item #3) or for the stockholder proposal (Item #4).  This proxy statement and form of proxy are first being mailed to stockholders on or about December 23, 2005.

MEETING ADMISSION

The following persons will be admitted to the Annual Meeting of Stockholders to be held on January 31, 2006:

Stockholders of record at the close of business on December 5, 2005, and their immediate family members;

Individuals holding written proxies executed by stockholders of record at the close of business on December 5, 2005;

Stockholders who provide a letter or account statement from their broker, bank or other nominee showing that they owned stock held in the name of the broker, bank or other nominee at the close of business on December 5, 2005, and their immediate family members;

Stockholders by virtue of stock held in the Company’s Employee Stock Purchase Plan; and

Other individuals with the approval of the Corporate Secretary.

Stockholders that are corporations or other entities are limited to one authorized representative at the meeting, unless additional authorized representatives are approved by the Corporate Secretary.

CONDUCT OF MEETING

In accordance with the Bylaws, and by action of the Board of Directors, the Chairman will preside over the Annual Meeting of Stockholders.  The Chairman has broad authority to ensure the orderly conduct of the meeting.  This includes discretion to recognize stockholders or proxies who wish to speak, and determine the extent of discussion on each item of business.  Rules governing the conduct of the meeting have been established and will be available at the meeting along with the Agenda.  The Chairman may also rely on applicable law regarding disruption or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all stockholders.

ITEM 1 — ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR each of the thirteen director nominees listed below.  The persons named as proxies in the enclosed proxy will vote FOR the election of the thirteen nominees named below to hold office as directors until the next Annual Meeting of Stockholders and until their successors are elected and qualify, unless stockholders specify otherwise.  In the event any of such nominees should become unavailable for any reason, which the Board of Directors does not anticipate, it is intended that the proxies will vote for the election of such substitute persons, if any, as shall be designated by the Board of Directors.  Directors are elected by a plurality of the votes cast.  The thirteen candidates receiving the highest number of votes will be elected.

NOMINEES FOR DIRECTORS

Name	Age	Principal Occupation, Five-Year Business Experience, and Directorships	Year First Became a Director

JOHN W. ALLEN, Ph.D.	75	Professor Emeritus, Food Marketing, Partnership for Food Industry Development - Fruits and Vegetables, Michigan State University since 2001; Professor and Director of the Food Industry Alliance, Michigan State University from 1969 to 2001. Member of the Board of Directors of Alliance Foods, Inc., Coldwater, Michigan.	1989

JOHN R. BLOCK	70	Executive Vice President of Food Marketing Institute, and President of its Wholesale Division, since 2003; President and Chief Executive Officer of Food Distributors International from 1986 to 2003; Farming Partnership with son since 1961; Former Secretary of the U.S. Department of Agriculture from 1981 to 1986. Member of the Board of Directors of Deere & Company, Moline, Illinois, Digital Angel Corporation, St. Paul, Minnesota, and Blast Energy Services, Houston, Texas.	1997

JEFFREY M. ETTINGER	47	President and Chief Executive Officer as of January 1, 2006; President and Chief Operating Officer from 2004 to 2006; Group Vice President from 2001 to 2004; Chief Executive Officer of Jennie-O Turkey Store, Inc. from 2003 to 2004; President of Jennie-O Turkey Store, Inc. from 2000 to 2003; Vice President of the Company from 1999 to 2001. Member of the Board of Directors of the Ordway Center for the Performing Arts, St. Paul, Minnesota, and the Southwest Minnesota Foundation, Hutchinson, Minnesota.	2004

E. PETER GILLETTE, JR.	71	Senior Advisor to U.S. Trust Company, and its predecessor Resource Trust Company, since 1998; President, Piper Trust Company from 1995 to 1998, retired 1998; Commissioner of Minnesota Department of Trade and Economic Development from 1991 to 1995; former Vice Chairman, Norwest Corporation (now Wells Fargo Corporation).	1996

LUELLA G. GOLDBERG	68

Trustee, University of Minnesota Foundation since 1975, and Chair, Board of Trustees, from 1996 to 1998. Member, Board of Overseers, Carlson School of Management since 1979. Trustee and Chair Emerita, Wellesley College since 1996. Chair, Board of Trustees, Wellesley College, from 1985 to 1993; Acting President, Wellesley College, from July 1, 1993 to October 1, 1993. Life Director, Minnesota Orchestral Association since 1997; Chair, Board of Directors, Minnesota Orchestral Association from 1980 to 1983. Member of the Supervisory Board of ING Group, Amsterdam, The Netherlands. Member of the Board of Directors of TCF Financial Corporation, Minneapolis, Minnesota, and of Communications Systems, Inc., and Hector Communications Corporation, both of Hector, Minnesota.

			1993

JOEL W. JOHNSON	62	Nonexecutive Board Chairman effective January 1, 2006; Chairman and Chief Executive Officer from 2004 to retirement on December 31, 2005; Chairman, President and Chief Executive Officer from 1995 to 2004. Member of the Board of Directors of Meredith Corporation, Des Moines, Iowa, Ecolab Inc., St. Paul, Minnesota, and U.S. Bancorp, Minneapolis, Minnesota.	1991

SUSAN I. MARVIN	50	President, Marvin Windows and Doors since October 1995; Senior Vice President Sales and Marketing from 1985 to 1995; Trustee, University of Minnesota Foundation since 2001; Board of Directors of Minnesota Chamber of Commerce from 1992 to 1997, and Chair in 1995. Member of the Board of Directors of Marvin Lumber and Cedar Company, Warroad, Minnesota, OPUS Corporation, Minnetonka, Minnesota, and Harvard Joint Center for Housing Studies Policy Advisory Board, Cambridge, Massachusetts.	2002

MICHAEL J. McCOY	58	Executive Vice President and Chief Financial Officer since 2001; Senior Vice President and Chief Financial Officer from 2000 to 2001; Vice President and Controller from 1998 to 2000; Vice President and Treasurer from 1997 to 1998; Treasurer from 1996 to 1997. Member of the Board of Directors of Wilsons The Leather Experts, Inc., Brooklyn Park, Minnesota, Minnesota Zoological Gardens, Apple Valley, Minnesota, and Community Bank, Austin, Minnesota.	2000

JOHN L. MORRISON	60	Managing Director, Goldner Hawn Johnson & Morrison Incorporated, a private equity investment firm, since 1989; Chairman, Callanish Capital Partners, a private hedge fund, since 2001; Executive Vice President of Pillsbury and Chairman of the U.S. Consumer Foods Group, 1987 to 1989; President of Pillsbury’s International Group, 1981 to 1987. Member of the Board of Directors of the U.S. Overseas Private Investment Corp., Washington, D.C., Andersen Windows, Inc., St. Paul, Minnesota, and CityForest, Inc., Ladysmith, Wisconsin.	2003

DAKOTA A. PIPPINS	57	President and Chief Executive Officer, Pippins Strategies, LLC, a marketing consulting company, since 2003; Director of Urban Think Tank and Director of Planning for the Vigilante Division of Leo Burnett, USA, an advertising agency, from 1998 to 2003; Director of Management Institute at New York University from	2001

		1990 to 1995, and Adjunct Associate Professor at New York University since 1990; Senior Vice President, Chisholm-Mingo Group, an integrated marketing company, from 1997 to 1998.

GARY J. RAY	59	Executive Vice President since 1999; Executive Vice President Operations from 1992 to 1999. Member of the Board of Directors of Community Bank, Austin, Minnesota.	1990

JOHN G. TURNER	66	Chairman, Hillcrest Capital Partners, a financial services organization, since 2002; Vice Chairman of ING Americas 2000-2002; Chairman and Chief Executive Officer of ReliaStar Financial Corp., a financial services company, from 1993 to 2000. Member of the Board of Directors of Shopko Stores, Green Bay, Wisconsin, and Conseco, Inc., Carmel, Indiana.	2000

ROBERT R. WALLER, M.D.	68	President Emeritus, Mayo Foundation, a medical research foundation, since 1999; Professor of Ophthalmology, Mayo Medical School; President and Chief Executive Officer, Mayo Foundation from 1988 to 1998; Executive Committee Chair, Board of Trustees, Mayo Foundation from 1988 to 1998; Chair, Mayo Foundation for Medical Education and Research from 1988 to 2000. Member of the Board of Directors of Regions Bank, Birmingham, Alabama.	1993

No family relationship exists between any of the nominees for director of the Company.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

In March 2003, the Board of Directors adopted a set of Corporate Governance Guidelines, which include the following items:

•                                            At all times, a substantial majority of the Board will be independent, as that term is defined in relevant law and the NYSE listing standards;

•                                            All nonemployee directors will meet in executive session at least quarterly;

•                                            The Board and Board committees will conduct annual self-evaluations;

•                                            The Compensation Committee will evaluate the Chief Executive Officer’s performance annually, based in part on an annual self-evaluation by the Chief Executive Officer that will be reviewed by all of the nonemployee directors.  The annual evaluation will take into account the goals set for the Chief Executive Officer at the beginning of the year and the Chief Executive Officer’s performance measured against those goals.  After the process has been completed, the Committee will set the Chief Executive Officer’s compensation;

•                                            Individual directors who retire or change the position held when they were elected to the Board should volunteer to resign from the Board, and the Board will review the continued appropriateness of Board membership after the change in responsibility;

•                                            All new directors receive orientation with respect to the duties and responsibilities of Board members, and on an annual basis Board members will participate in a Strategic Planning Retreat, which provides Board members a detailed overview of the Company’s strategic business plans and an opportunity to access senior officers and employees of the Company;

•                                            Directors will have full and free access to officers and employees of the Company; and

•                                            The Board, and each committee, will have the power to hire independent legal, financial or other advisers as they may deem necessary, without consulting or obtaining the approval of any officer of the Company.

The Company’s Corporate Governance Guidelines may be found on the Company’s Web site at www.hormel.com under “Investor-Corporate Governance”.  A copy of the Corporate Governance Guidelines is available in print free of charge to any stockholder who requests it.

Code of Ethical Business Conduct

The Company has adopted a Code of Ethical Business Conduct that covers its directors, officers and employees, which may be found on the Company’s Web site at www.hormel.com under “Corporate-Code of Ethical Business Conduct”.  A copy of the Code of Ethical Business Conduct is available in print free of charge to any stockholder who requests it.

Stock Ownership Guidelines

The Company’s officers and directors are subject to stock ownership guidelines under which they are expected to hold a range of 2.5 to 5 times an officer’s annual base salary, and 4 times a director’s annual retainer, in stock, subject to a phase-in period.  The value of shares individually owned (within the meaning of Section 16 Securities Exchange Act reporting requirements), shares held in Company benefit plans (401(k) and Joint Earnings Plans), and shares which are deferred in the Company’s deferred compensation plans are counted toward the guidelines.

Board Independence

The Company’s Corporate Governance Guidelines provide that a substantial majority of the Company’s directors will meet the independence requirements of the NYSE.  The listing standards of the NYSE require that a majority of the Company’s directors be independent and that the Audit, Compensation and Governance Committees be comprised entirely of independent directors.  The Board of Directors has affirmatively determined that the following directors have no direct or indirect material relationship with the Company and satisfy the requirements to be considered independent as defined in the NYSE listing standards: John W. Allen, Ph.D., John R. Block, E. Peter Gillette, Jr., Luella G. Goldberg, Susan I. Marvin, John L. Morrison, Dakota A. Pippins, John G. Turner, and Robert R. Waller, M.D.  The Board also has determined that each of the Company’s Audit, Compensation, Contingency and Governance Committees is composed solely of independent directors.

Board of Director and Committee Meetings

The Board of Directors conducts its business through meetings of the Board and the following standing committees:  Audit, Compensation, Governance, Contingency, Pension Investment and Executive.  Each of the Audit, Compensation and Governance Committees has adopted and operates under a written charter.  These charters may be found on the Company’s Web site at www.hormel.com under “Investor-Corporate Governance”.  Copies of these charters are available in print free of charge to any stockholder who requests them.

The Board of Directors held six regularly scheduled meetings during the last fiscal year.  During the fiscal year, each director attended at least 90% of the total meetings of the Board and Board committees on which he or she served.  The Chair of the Governance Committee has been chosen to preside at executive sessions of the nonemployee directors.

The Audit Committee members are Mr. Gillette, Chairperson, Dr. Allen, Mr. Block, Mr. Morrison, and Mr. Turner.  The Audit Committee maintains an understanding of the Company’s key areas of financial risk and assesses the steps management takes to minimize and manage such risk; selects and evaluates the qualifications and performance of the independent auditors; ensures that the ultimate accountability of the independent auditors is to the Committee and the Board of Directors and that the auditors maintain no relationship with management and/or the Company that would impede their ability to provide independent judgment on corporate matters; oversees the adequacy of the systems of internal control; oversees the process used in developing the quarterly and annual financial statements of the Company and reviews the nature and extent of any significant changes in accounting principles or applications used in compiling this information with management and the external auditors; ensures that management has established and maintains processes reasonably calculated to assure the Company’s compliance with all applicable laws, regulations, corporate policies and other matters covered in the Company’s Code of Ethical Business Conduct; provides an open avenue of communication between the internal auditors, the external auditors, Company management and the Board of Directors; reviews and updates the Committee’s charter at least annually; and exercises an active oversight role in the internal audit functions and scope.  The Audit Committee met eleven times during the last fiscal year.

The Compensation Committee members are Mr. Turner, Chairperson, Mr. Block, Mr. Morrison, and Mr. Pippins.  The primary function of the Compensation Committee is to establish compensation arrangements for all officers of the Company and other senior management personnel.  In addition, the Compensation Committee determines the compensation to be paid to the Company’s directors and makes recommendations to the Board with respect to incentive compensation and equity-based compensation plans.  The Committee met five times during the last fiscal year.

The Governance Committee members are Dr. Waller, Chairperson, Mrs. Goldberg, Ms. Marvin, and Mr. Pippins.  The Governance Committee periodically assesses the Company’s adherence to the Company’s Corporate Governance Guidelines, evaluates objectives, policies and programs regarding the Company’s management of its human resources, reviews the

Company’s executive succession plans, makes recommendations to the Board regarding the composition of Board committees, and oversees the annual evaluation of the Board and management.

In addition, the Governance Committee recommends new director nominees to the Board.  The Governance Committee determines the required selection criteria and qualifications of director nominees based upon the Company’s needs at the time nominees are considered.  In evaluating a candidate for nomination as a director of the Company, the Governance Committee will consider criteria including, among other things, the candidate’s intellect; level of integrity; broad-based experience at the policy-making level in business, government, education, or the public interest; analytical ability; and his or her ability and willingness to devote time and energy to effectively carry out all Board responsibilities.

The Governance Committee is responsible for establishing and implementing procedures to identify and review the qualifications of all nominees for Board membership.  The Governance Committee considers nominations of director candidates made by current directors, an independent search firm, if one is engaged, senior management, and the Company’s stockholders.  The Governance Committee applies the same criteria for consideration of stockholder nominees as it does to nominees proposed by other sources.  Stockholders wishing to make a recommendation may do so by sending the following information to the Governance Committee c/o Corporate Secretary, James W. Cavanaugh, at 1 Hormel Place, Austin, MN 55912:  (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting stockholder’s current status as a stockholder and the number of shares currently held.

The Governance Committee’s procedures include making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information, business experience, and leadership skills, all to the extent available and deemed relevant by the Governance Committee.  This information is evaluated against the criteria set forth above and the Company’s specific needs at that time.  Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the Company’s needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates.  On the basis of information learned during this process, the Governance Committee determines which nominee(s) to recommend to the Board to submit for election at the next Annual Meeting of Stockholders.  The Board, with the recommendations and assistance of the Governance Committee, selects new Board members based on its assessment and consideration of the current Board profile, the long-term interests of stockholders, and the needs of the Company, with the goal of creating an appropriate balance of knowledge, experience and diversity on the Board.  No candidate meeting the criteria for director nomination was submitted by any stockholder in connection with the 2006 Annual Meeting of Stockholders.  The Committee met four times during the last fiscal year.

The Contingency Committee members are Mr. Turner, Chairperson, Dr. Allen, Mr. Block, Mr. Gillette, Mrs. Goldberg, Ms. Marvin, Mr. Morrison, Mr. Pippins, and Dr. Waller.  This Committee considers such matters as the Board refers to the Contingency Committee as requiring the deliberation and decision of disinterested and independent directors.  The Committee had no meetings during the last fiscal year.

The Pension Investment Committee members are Mrs. Goldberg, Chairperson, Dr. Allen, Mr. Gillette, Ms. Marvin, Dr. Waller, and Mr. McCoy.  The Committee oversees the Company’s benefit policies, the investment management of pension funds, the adequacy of benefit reserves and controls, and compliance with pertinent laws and regulations.  The Committee met twice during the last fiscal year.

The Executive Committee members are Mr. Ettinger, Mr. Ray and Mr. McCoy.  The purposes of the Executive Committee are to provide the Board with a committee empowered to act in lieu of the full Board during intervals between regularly scheduled meetings of the Board, when calling a special meeting of the Board is impractical or unwarranted, and to evaluate the compensation program for the Company’s nonemployee directors.

Compensation of Directors

In fiscal 2005, the Company’s nonemployee directors received an annual retainer of $30,000 and $1,500 for attendance at each Board meeting.  In addition, a fee of $1,000 was paid for attendance at each committee meeting.  The Chairpersons of the Audit, Compensation, Governance, Contingency and Pension Investment Committees each received an additional $4,000 per year.  Directors may defer all or a portion of retainer or meeting fees into a right to receive shares of Company common stock at a date following termination of their directorship.  For each Board meeting they attend, directors who are employees of the Company receive $100, which has remained unchanged since 1934.

On February 1, 2005, each nonemployee director received an award of 1,500 Restricted Shares of stock and a grant of 4,000 options with an exercise price equal to the fair market value of one share of the Company’s common stock based on the closing price of the common stock on the previous day as reported on the NYSE.  The Restricted Shares are subject to a five-year restricted period, but twelve months after award will vest immediately in the case of death, disability, or retirement from the Board.  The options have a ten-year term and are exercisable six months after the date of grant.

In 2006, nonemployee directors, other than Mr. Johnson, will receive an annual retainer of $40,000 and an additional $5,000 per year for the Chairpersons of the Compensation, Governance, Contingency and Pension Investment Committees.  The Chair of the Audit Committee will receive an additional $8,000 per year.  The meeting attendance fee will remain $1,500 for each Board meeting.  Going forward, the nonemployee directors, other than Mr. Johnson, will receive an award of 2,500 Restricted Shares of stock and a grant of 4,000 options.

Mr. Johnson, in his role as nonexecutive Chairman of the Board of Directors effective as of January 1, 2006, will be entitled to receive: annual compensation of $500,000, payable in the same manner and at the same time as the other directors are paid; 3,750 shares of the Company’s restricted stock, subject to certain restrictions described below; and stock options to acquire 6,000 shares of the Company’s common stock, as described below.  Additionally, Mr. Johnson will receive financial planning services, health insurance, use of a Company car, and an annual physical, which are collectively valued at $91,000, and will retain his office equipment and furniture, which is valued at approximately $10,000.  The arrangement will terminate on the date Mr. Johnson retires or is removed from his position as Chairman.

The award of restricted stock and grant of stock options to be made to Mr. Johnson are pursuant to the terms of the stockholder-approved 2000 Stock Incentive Plan.  Mr. Johnson and the Company will enter into a Restricted Shares Agreement and a Stock Option Agreement in the forms previously filed with the Securities and Exchange Commission.  The restrictions on the shares of restricted stock will lapse upon completion of Mr. Johnson’s term as Chairman.  During that time, he will be entitled to vote those shares and to receive any dividends thereon as if he owned them without restriction.  The grant of stock options will occur on February 1, 2006 and will be awarded with an exercise price equal to the closing stock price of one share of the Company’s common stock as reported on the NYSE on January 31, 2006.  The options become exercisable six months from date of grant, or August 1, 2006.

Policy Regarding Attendance at Annual Meetings

The Company encourages, but does not require, its Board members to attend the Annual Meeting of Stockholders.  Last year all of the Company’s directors attended the Annual Meeting of Stockholders.

Stockholder Communication Policy

Stockholders may communicate with the Board of Directors by sending a letter directed to the Board of Directors, nonemployee directors or specified individual directors, and addressed to:  Corporate Secretary, James W. Cavanaugh, 1 Hormel Place, Austin, Minnesota 55912.  All communications, whether signed or anonymous, will be directed to the Chair of one of the Committees based on the subject matter of the communication, or to the nonemployee directors or the specified directors, if so addressed.

AUDIT COMMITTEE REPORT AND PAYMENTS OF FEES TO AUDITORS

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  The Committee has the sole authority to appoint, terminate or replace the Company’s independent auditors.  The independent auditors report directly to the Audit Committee.

The Audit Committee comprises five members, each of whom is independent (as defined by the New York Stock Exchange listing standards and the rules of the Securities and Exchange Commission) and considered by the Board to be financially literate.  In addition, the Board determined that E. Peter Gillette, Jr. is an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission.  The Audit Committee operates under a written charter, which has been approved by the Board of Directors.  The Audit Committee charter was attached as Appendix B to the Company’s proxy statement for the 2005 Annual Meeting of Stockholders and is available on the Company’s Web site at www.hormel.com under “Investor-Corporate Governance.”

In fulfilling its oversight responsibilities regarding the fiscal year 2005 financial statements, the Audit Committee reviewed with management the audited financial statements in the Annual Report, which included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards of the Public Company Accounting Oversight Board (United States).  In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and received by the Audit Committee.  The Audit Committee also considered whether nonaudit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits.  The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.  The Audit Committee held eleven meetings during fiscal year 2005.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended October 30, 2005, for filing with the Securities and Exchange Commission.  The Audit Committee appointed Ernst & Young LLP as independent auditors for fiscal year 2006, which the stockholders will be asked to ratify at the Annual Meeting of Stockholders.

THE AUDIT COMMITTEE

E. Peter Gillette, Jr., Chair
John W. Allen, Ph.D.
John R. Block
John L. Morrison
John G. Turner

Audit Fees

Audit fees billed to the Company by Ernst & Young for the audit of the Company’s financial statements for fiscal years 2005 and 2004, and for reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q, were as follows:

Fiscal 2005	Fiscal 2004
$1,224,200	$677,300

Audit-Related Fees

Audit-related fees billed to the Company by Ernst & Young for fiscal years 2005 and 2004 for services related to the performance of the audit, including primarily benefit plan audits, due diligence related to acquisitions, and consultations concerning financial accounting and reporting standards, were as follows:

Fiscal 2005	Fiscal 2004
$196,700	$212,100

Tax Fees

Tax fees billed to the Company by Ernst & Young for fiscal years 2005 and 2004 for services related to tax compliance, tax advice and tax planning were as follows:

Fiscal 2005	Fiscal 2004
$62,400	$349,200

All Other Fees

No other fees were billed to the Company by Ernst & Young for fiscal years 2005 and 2004.

Audit Committee Preapproval Policies and Procedures

In 2003, the Audit Committee adopted formal policies and procedures requiring preapproval for audit and nonaudit services provided to the Company by the independent auditors.  The Committee approves all audit and nonaudit fees in advance at each quarterly meeting.  The Audit Committee preapproved all of the services performed by Ernst & Young LLP during fiscal years 2005 and 2004.

ITEM 2 — RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee of the Board of Directors appointed Ernst & Young LLP, independent public accountants, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending October 29, 2006.  Ernst & Young LLP has served as the Company’s public auditors since 1931.  Management is not aware of any direct or indirect financial interest or any other connections Ernst & Young may have with the Company or its subsidiaries except the usual professional status of an independent auditor.

A proposal will be presented at the Annual Meeting of Stockholders to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending October 29, 2006.  Stockholder approval of this appointment is not required, but the Board is submitting the selection of Ernst & Young for ratification in order to obtain the views of the Company’s stockholders.  If the appointment is not ratified, the Audit Committee will reconsider its selection.  Representatives of the firm are expected to be present at the meeting, will be afforded an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Ratification of this proposal will require the affirmative vote of the majority of the shares of common stock represented in person or by proxy at the meeting.  The Board of Directors recommends a vote FOR the proposal to ratify the appointment of Ernst & Young LLP.  Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Information as to the persons or groups known by the Company to be beneficial owners of more than five percent of the Company’s common stock, as of December 12, 2005, is shown below:

Name and Address of Beneficial Owner	Amount and Nature Beneficial Ownership	Percent of Class

The Hormel Foundation(1) 301 N. Main Street Austin, MN 55912-3498	64,062,722	46.47%

(1)                                     The Hormel Foundation holds 5,082,662 of such shares as individual owner and 58,980,060 of such shares as trustee of various trusts.  The Hormel Foundation, as trustee, votes the shares held in trust.  The Hormel Foundation has a remainder interest in all of the shares held in trust.  The remainder interest consists of corpus and accumulated income in various trusts which are to be distributed when the trusts terminate upon the death of designated beneficiaries, or upon the expiration of twenty-one years after the death of such designated beneficiaries.

                                                The Hormel Foundation was converted from a private to a public foundation on December 1, 1980.  The Certificate of Incorporation and Bylaws of the Foundation provide for a Board of Directors, a majority of whom represent nonprofit agencies to be given support by the Foundation.  Each member of the Hormel Foundation has equal voting rights.

                                                Members of The Hormel Foundation are: Chairman, Richard L. Knowlton, retired Chairman of the Board of Hormel Foods; Major Marlys K. Anderson, Officer in Charge, The Salvation Army of Austin; Jerry A. Anfinson, Certified Public Accountant, Austin; Mark T. Bjorlie, Executive Director, Young Men’s Christian Association, Austin; Donald R. Brezicka, Executive Vice President of Austin Medical Center - Mayo Health System, Austin; Dr. Zigang Dong, Director, Hormel Institute, Austin, representing the University of Minnesota; Kermit F. Hoversten, Attorney, Austin; Joel W. Johnson, Chairman of the Board of Hormel Foods; Kris S. Johnson, United Way of Mower County, Inc.; Michael J. McCoy, Executive Vice President and Chief Financial Officer of Hormel Foods; James R. Mueller, Executive Director, Cedar Valley Services, Inc., Austin; Dr. J. Doug Myers, representing the Austin Public Education Foundation, Inc.; John E. O’Rourke, representing the City of Austin; Gary J. Ray, Executive Vice President of Hormel Foods; Steven T. Rizzi, Jr., Attorney, Austin; Mahlon C. Schneider, retired Senior Vice President and General Counsel for Hormel Foods; and Robert J. Thatcher, retired Vice President and Treasurer of Hormel Foods, representing the Austin Community Scholarship Committee.

SECURITY OWNERSHIP OF MANAGEMENT

Information as to beneficial ownership of the Company’s common stock by directors, nominees, executive officers of the Company named in the Summary Compensation Table on page 14 and all directors and executive officers of the Company as a group as of December 12, 2005, is shown below:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class

John W. Allen(3)	47,182	*
John R. Block	35,963	*
Jeffrey M. Ettinger(3)(5)	203,373	*
E. Peter Gillette, Jr.	39,759	*
Luella G. Goldberg	68,427	*
Joel W. Johnson(4)(5)	1,781,793	1.25%
James A. Jorgenson(3)(5)	220,440	*
Susan I. Marvin	17,556	*
Michael J. McCoy(4)(5)	296,617	*
John L. Morrison(3)	18,729	*
Dakota A. Pippins	23,898	*
Gary J. Ray(4)(5)	608,452	*
John G. Turner	32,237	*
Robert R. Waller, M.D.	35,198	*
All Directors and Executive Officers as a Group (36 persons)(5)(6)	5,208,190	3.66%

(1)                                     Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares of the Company’s common stock have sole voting and investment powers with respect to the shares.  Holdings are rounded to the nearest full share.

(2)                                     Includes the following number of shares subject to options exercisable within 60 days of December 12, 2005:  Dr. Allen - 34,000; Mr. Block - 30,000; Mr. Ettinger - 190,000; Mr. Gillette - 32,000; Mrs. Goldberg - 34,000; Mr. Johnson - 1,480,000; Mr. Jorgenson - 201,500; Ms. Marvin - 14,000; Mr. McCoy - 266,250; Mr. Morrison - 8,667; Mr. Pippins - 20,000; Mr. Ray - 456,250; Mr. Turner - 20,000; and Dr. Waller - 30,000.

(3)                                     Includes the following number of shares of the Company’s common stock beneficially owned by members of their respective households:  Dr. Allen - 9,284; Mr. Ettinger - 431; Mr. Jorgenson - 950; and Mr. Morrison - 3,500.

(4)                                     Does not include any shares owned by The Hormel Foundation, of which Mr. Johnson, Mr. McCoy and Mr. Ray are members.  Mr. Johnson, Mr. McCoy and Mr. Ray disclaim beneficial ownership of all shares owned by The Hormel Foundation.

(5)                                     Shares listed as beneficially owned include, where applicable, shares allocated to participants’ accounts under the Hormel Tax Deferred Investment Plan 401(k)A, and a pro-rata share of unallocated shares held in the Company’s Joint Earnings Profit Sharing Trust for the benefit of participants.

(6)                                     As of December 12, 2005, all directors and executive officers as a group owned beneficially 4,276,967 shares subject to options exercisable within 60 days.

*              Less than one percent.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

The Compensation Committee consists exclusively of nonemployee, independent directors, and is responsible for establishing and administering the programs that govern the compensation and benefits programs for the executive officers of the Company, including the five executive officers named in this proxy statement.

Philosophy/Objectives

The Compensation Committee’s objective is to attract and retain the most highly qualified executive officers in a manner which provides incentives to create stockholder value. This objective is accomplished by establishing compensation which is calculated to attract and retain the best management talent available while at the same time providing both significant risk and opportunity for reward based on Company performance.

Executive officer annual compensation as related in the Summary Compensation Table on page 14 consists of salary and formula bonus determined by Company earnings under the Company’s Operators’ Share Incentive Compensation Plan. Long-term compensation is provided by stock options and, from time to time, Restricted Shares which provide longer term compensation opportunities based on increases in the value of the Company’s stock, and by the Company’s Long-Term Incentive Plan based on the Company’s ranking in total stockholder return over a designated performance period compared to a preselected peer group. In addition, the Company maintains a nonqualified defined benefit plan for executives designed to provide retirement benefits similar to those offered under the broadbased qualified pension plan, but without the benefit limitations imposed under the Internal Revenue Code. The Company offers executives the opportunity to voluntarily defer a portion of their annual compensation through a nonqualified Deferred Compensation Plan.

The Compensation Committee believes that this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term stock price performance, and encourages executive retention. Currently, none of the named executive officers has an employment contract with the Company, or rights to any guaranteed severance payments in the event of termination.

In determining actual compensation levels for the Chief Executive Officer and other executive officers, the Compensation Committee considers many factors, including competitive market data, overall Company performance, business unit/department performance, and individual contributions. In determining 2005 compensation levels, the Compensation Committee relied on market data provided by Pearl Meyer & Partners, a Clark Consulting Practice (“PM&P”). For named executive officers, this data consisted of compensation information for a group of 21 peer companies as well as information from PM&P’s general industry database. Data from both the peer companies and PM&P’s broad database have been adjusted to reflect the Company’s annual revenue size through regression analysis. In general, the Company’s philosophy is to target total compensation for the management team, including the named executive officers, at the 75th percentile of PM&P’s survey data, taking into consideration length of service, individual, Company and business unit performance.

Executive Officer Annual Compensation: Salary and Operators’ Share Incentive Plan

Base salary levels are the fixed portion of the executive compensation package. Salary levels reflect a combination of factors, including competitive pay levels, the executive’s experience and tenure, and the Company’s overall annual budget for merit increases and the executive’s individual performance. In keeping with the Company’s desire for a performance-oriented pay program, base salaries are generally below competitive median levels.

The annual cash incentive plan rewards employee participants for Company financial performance, as measured by earnings per share (“EPS”). The basic concept of the Operators’ Share Incentive Plan structure has been in place since 1932, and it currently includes approximately 100 employees.  In brief, upon initial eligibility for plan participation, an employee receives a grant of Operator Shares (phantom units, not actual shares or the right to receive the value of shares).  Following the end of each fiscal year, the participant receives a cash payment equal to the Company’s annual EPS multiplied by the number of Operator Shares he or she holds.  During the year, participants also receive “dividend equivalents” (cash payments equal to declared dividends multiplied by the number of Operator Shares held). However, the year-end EPS-based payment is decreased by the total amount of any dividend equivalents paid during the year.

The Compensation Committee, as the administrator of the Plan, has amended the Plan to include an additional modification of the payment amount on Operators’ Shares with respect to the Company’s officers and senior management of individual business units, including one named executive officer. This modification is tied to achievement of annual, Company-wide or business-unit based economic value-added (“EVA”) goals, and is designed to create further incentives among those participants in the Plan to work toward achieving relevant business unit goals. As calculated by the Company, EVA is used to determine the economic profit earned by the relevant business unit, by measuring net operating profit after taxes, after a charge for use of capital is applied.

Officers over, and senior management of, individual business units selected by the Compensation Committee had 25% to 33% of their Operators’ Shares in fiscal 2005 made subject to achievement of defined EVA goals. In accordance with a formula established by the Compensation Committee prior to the start of the fiscal year, if those goals were not achieved, the participant would receive less, and if the goals were met, the participant would receive what he or she would have otherwise received under the Operators’ Share Plan. In accordance with the same formula established by the Compensation Committee prior to the start of the fiscal year, if the EVA goals were exceeded, the participant was entitled to receive an amount in excess of the payout that he or she would have received under the Operators’ Share Plan.  For fiscal year 2005, one named executive officer had his Operators’ Share payments adjusted downward 11% as a result of not achieving his EVA goals.

The Compensation Committee believes that the primary measure of Company EPS appropriately focuses all participants on overall Company performance. The secondary EVA measures used for certain executives further holds senior management accountable for their long-term capital investment decisions. The Compensation Committee reviews the Operators’ Share holdings of each executive officer on an annual basis as part of its assessment of total compensation levels. As appropriate, the Compensation Committee periodically awards additional Operators’ Shares to maintain a competitive, performance-oriented compensation package. In combination with base salary, Operators’ Shares award levels are targeted to deliver total annual compensation between median and top quartile levels relative to PM&P’s database, taking into consideration length of service and performance.

Executive Officer Long-Term Compensation: Stock Option Plan and Long-Term Incentive Plan

The Compensation Committee also administers the Hormel Foods Corporation 2000 Stock Incentive Plan. The Compensation Committee determines, based in part on the recommendations of the Chief Executive Officer (other than with respect to the Chief Executive Officer), the amount of options or Restricted Shares to be granted to executive officers and other eligible recommended employees. The Compensation Committee’s determination of option grants and Restricted Shares awards in fiscal year 2005 and in past years reflected in the Summary Compensation Table took into consideration past grants of executive officers (including the Chief Executive Officer), compensation level, contributions to the Company during the last completed fiscal year, and potential for contributions in the future. 50,000 Restricted Shares were awarded to Joel W. Johnson during fiscal year 2005.

Options are granted at the market price of the Company stock at the date of grant, and provide compensation to the optionee only to the extent the market price of the stock increases between the date of grant and the date the option is exercised. Options are intended to provide long-term compensation tied specifically to increases in the price of the Company’s stock.  While options are generally awarded based on the influence an executive position is considered by the Compensation Committee to have on stockholder value, the number of options awarded may vary up or down from prior year awards based on the level of an individual executive officer’s contribution to the Company in a particular year, as informed, in part, on the recommendation of the Chief Executive Officer.

Company executive officers are eligible to participate in the Hormel Foods Corporation 2005 Long-Term Incentive Plan (“LTIP”). This Plan is designed to provide a small group of key employees, including the named executive officers, selected by the Compensation Committee with an incentive to maximize stockholder value. In selecting participants, and the amount of cash incentive which can be earned by each participant, the Compensation Committee takes into account the nature of the services rendered by the employee, his or her present and potential contributions to the success of the Company, and such other factors as the Compensation Committee deems relevant.

This Plan provides an additional incentive opportunity based on the Company’s long-term Total Shareholder Return performance compared to its peers. Total Shareholder Return measures the increase in stock price, assuming reinvested dividends.  Each participant, including the named executive officers, is given a target award opportunity for the three-year performance period.  If the Company’s actual Total Shareholder Return for the three-year period is at the 50th percentile of the peer group (consisting of 32 publicly traded companies in the food industry), then participants will earn the target award. If Hormel Foods’ actual Total Shareholder Return ranks highest among the peers, then the award payout will equal three times the target opportunity. No award will be paid unless actual Total Shareholder Return is above the 25th percentile of the peers.  The current three-year performance cycle began November 1, 2002 and ended October 29, 2005.  Hormel’s Total Shareholder Return for the 3-year period ranked at the 50% percentile of its peers, resulting in payouts equal to 100% of target award for participants, including the named executive officers.  The three-year performance cycle under the Company’s 2005 Long-Term Incentive Plan, which was approved by the stockholders at the 2005 Annual Meeting of Stockholders, began October 31, 2005 and will end November 2, 2008.

During fiscal year 2005, executives received stock option grants consistent with the Company’s annual equity grant strategy. In combination with annual cash compensation opportunities, option grants and LTIP awards to the management team are designed to provide target total remuneration at approximately top quartile levels compared to the PMP database information.

The Compensation Committee continues to review its overall long-term incentive structure in light of the shifting competitive and regulatory environment. The Compensation Committee, with input from senior management and outside consultants, reserves the right to make changes to the long-term incentive programs in the future.

Chief Executive Officer Compensation

The cash compensation of the Chief Executive Officer is established by the Compensation Committee in generally the same way as cash compensation is determined for other executive officers, and the Compensation Committee employs generally the same criteria for option grants and Restricted Share awards as apply to other executive officers, taking into consideration the Chief Executive Officer’s responsibility for the total enterprise as well as Mr. Johnson’s individual performance. Based on information received from the consultant rating Mr. Johnson’s position and comparing his annual cash compensation to cash compensation received by individuals in other companies in similar positions, as well as taking into account Mr. Johnson’s years of experience and performance in fiscal year 2004, the Compensation Committee awarded Mr. Johnson a salary increase of 5.6%, effective January 1, 2005, which is reflected in the Summary Compensation Table on page 14. In fiscal year 2005, the Committee awarded Mr. Johnson 100,000 additional Operators’ Shares. The Committee granted Mr. Johnson the stock options reflected in the “Option Grants” table on page 16 and awarded Mr. Johnson 50,000 Restricted Shares. While the salary component of Mr. Johnson’s fiscal year 2005 cash compensation was predetermined for the year, the Operators’ Shares formula bonus was determined by the Company’s net earnings for fiscal year 2005 as explained under the heading “Executive Officer Annual Compensation: Salary and Operators’ Share Incentive Plan” on page 11.  Mr. Johnson did not participate in the EVA component of the Operators’ Share Program. Mr. Johnson is a participant in the 2003-2005 LTIP performance cycle. His actual award based on the results of the 3-year performance period ended October 29, 2005 is included in the Summary Compensation Table on page 14.

Mr. Johnson’s total compensation for 2005, including an estimated value of the option grant (using Black-Scholes) approximates the 75th percentile of the market data of the peer group.  As part of the decision-making process, the Committee considers all elements of Mr. Johnson’s remuneration package, including the value of benefits and perquisites.  The Compensation Committee believes that the total remuneration program for Mr. Johnson is consistent with the overall compensation and benefits philosophy of the Company, is appropriately positioned in comparison to his peers, and reflects the Compensation Committee’s subjective assessment of his performance as Chief Executive Officer.

Deductibility of Compensation Under Internal Revenue Code Section 162 (m)

Section 162(m) of the Internal Revenue Code imposes a $1 million cap, subject to certain exceptions, on the deductibility to a company of compensation paid to the five executive officers named in such company’s proxy statement. The stockholders voted at the 2003 Annual Meeting of Stockholders to approve the Company’s Operators’ Share Incentive Compensation Plan for the purpose of qualifying that plan under Section 162(m).  The stockholders voted at the 2005 Annual Meeting of Stockholders to approve the Company’s 2005 Long-Term Incentive Plan for the purpose of qualifying that Plan under Section 162(m). The Committee believes that compensation paid pursuant to the Company’s Operators’ Share and Long-Term Incentive Plans will be deductible, except for Dividend Equivalents paid under the Operators’ Share Plan (which may not be deductible in full for any named executive officer in a given year). The stockholders voted at the 2000 Annual Meeting of Stockholders to approve the Company’s 2000 Stock Incentive Plan so that compensation attributable to stock options and certain other awards granted under that Plan may be excluded from the $1 million cap as well. Additionally, cash compensation voluntarily deferred by the executive officers named in this proxy statement under the Company’s Deferred Compensation Plans is not subject to the Section 162(m) cap until the year paid. Thus, compensation paid this fiscal year subject to the Section 162(m) cap is not expected to exceed $1 million for any named executive officer. Therefore, the Committee believes that the Company will not be subject to any Section 162(m) limitations on the deductibility of compensation paid to the Company’s named executive officers for fiscal year 2005.

The Compensation Committee continues to consider other steps which might be in the Company’s best interests to comply with Section 162(m), while reserving the right to award future compensation which would not comply with the Section 162(m) requirements for nondeductibility if the Compensation Committee concluded that this was in the Company’s best interests.

THE COMPENSATION COMMITTEE

John G. Turner, Chair
John R. Block
John L. Morrison
Dakota A. Pippins

Summary Compensation Table

The following table sets forth the cash and noncash compensation for each of the last three fiscal years earned by or awarded to the Chief Executive Officer and the four other most highly compensated executive officers of the Company:

					Long Term Compensation
		Annual Compensation			Awards		Payouts
		Salary		Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying	LTIP Payouts	All Other Compensation
Name and Principal Position	Year	($)(1)	Bonus ($)(2)	($)(3)	($)(4)	Options (#)	($)(5)	($)(6)

Joel W. Johnson	2005	942,000	2,457,000	213,153	1,575,000	450,000	3,000,000	1,650,412
Chairman and	2004	911,100	2,062,500	129,539	1,348,500	400,000	0	47,414
Chief Executive Officer	2003	850,400	1,529,500	—	0	350,000	0	43,194

Jeffrey M. Ettinger	2005	483,300	1,092,000	—	0	125,000	835,030	26,957
President and	2004	286,985	614,574	—	0	45,000	0	21,550
Chief Operating Officer	2003	204,770	205,973	—	0	35,000	0	11,077

Gary J. Ray	2005	408,955	969,207	—	0	100,000	1,500,000	22,592
Executive Vice President	2004	403,345	889,100	—	0	90,000	0	21,805
	2003	363,220	672,083	—	0	75,000	0	19,308

Michael J. McCoy	2005	338,645	609,700	—	0	100,000	1,250,000	21,153
Executive Vice President	2004	306,400	544,500	—	0	90,000	0	18,087
and Chief Financial Officer	2003	273,510	399,000	—	0	75,000	0	16,021

James A. Jorgenson	2005	296,620	591,500	—	0	75,000	500,000	169,170
Senior Vice President	2004	281,350	453,750	—	0	45,000	0	16,433
	2003	250,955	305,900	—	0	35,000	0	14,503

(1)                                      Includes fee payments of $100 per meeting attended for each director named in the table, and amounts voluntarily deferred under the Company’s Deferred Compensation Plan.

(2)                                      Includes Operators’ Share Incentive Compensation Plan payments, and amounts voluntarily deferred by the named individuals under the Company’s Deferred Compensation Plan, which permit participants to voluntarily defer receipt of all or part of the payments currently due to the participant under the Operators’ Share Incentive Compensation Plan.

(3)                                      For security reasons, Mr. Johnson was directed by the Board of Directors to use Company aircraft for all transportation, including personal travel.  The value of such aircraft use was $177,681 for 2005 and $95,471 for 2004, which amounts reflect the aggregate incremental cost to the Company for such aircraft use (the amount for 2005 reflects a change in valuation methodology from 2004 in which the cost was calculated pursuant to the Internal Revenue Service Standard Industrial Fare Level (SIFL) formula).  There was no other annual compensation exceeding the lesser of $50,000 or 10% of total salary and bonus compensation in each of the years shown.

(4)                                      The value of the restricted shares included in this column is determined by multiplying the closing market price of the Company’s common stock on the date of grant of the award by the number of shares awarded.  As of the end of the 2005 fiscal year, Mr. Johnson held 100,000 restricted shares with a market value of $3,153,000 (calculated in the same manner using the closing market price on the last trading day of fiscal year 2005), 50,000 of which will vest five years from the date of grant of February 2, 2004, and 50,000 of which will vest five years from the date of grant of February 1, 2005.  Mr. Johnson has the right to receive dividends on the restricted shares held by him.

(5)                                      The Performance Period for the LTIP awards for which these payments were made commenced on October 28, 2002, and ended on the tenth day on which shares were traded on the NYSE following October 29, 2005.  Thus, the Performance Period ended thirteen days after the end of the Company’s fiscal year 2005.  The Compensation Committee believed it was more meaningful disclosure to include these payments in the proxy statement for fiscal year 2005.  The amount of the payments was determined by the Company’s ranking at the 50.00 percentile among a preselected Peer Group in Total Shareholder Return during the Performance Period (as such capitalized terms were defined in the Company’s Long-Term Incentive Plan).  This ranking yielded payments of 1.00 times the target award, as discussed in the “Compensation Committee Report on Executive Compensation” at page 11.

Total Shareholder Return during the Performance Period for the Company and for each of the Peer group Companies was calculated by the Company and reviewed by Ernst & Young.  Total Shareholder Return from the beginning to the end of the Performance Period (October 28, 2002 through October 29, 2005) for the Company and each company in the Peer Group is illustrated in the following graph:

Hormel Foods Corporation

Comparative Stock Performance

(6)                                      The amount shown includes Company Joint Earnings Profit Sharing distributions which may be authorized by the Board of Directors in its discretion based on Company profits.  The total amount of Company distributions declared available to all participants by the Board is allocated in the same proportion as each person’s base weekly wage bears to the total base wage for all eligible persons.  Payments to the executive officers named in the table are calculated using the same proportional formula as is used for all eligible employees.  Joint Earnings Profit Sharing distributions were for Mr. Johnson $49,512 in 2005, $46,564 in 2004, and $42,344 in 2003; for Mr. Ettinger $26,057 in 2005, $20,700 in 2004, and $10,227 in 2003; for Mr. Ray $21,368 for 2005, $20,713 in 2004, and $18,189 in 2003; for Mr. McCoy $17,981 in 2005, $15,763 in 2004, and $13,670 in 2003; and for Mr. Jorgenson $15,637 in 2005, $14,499 in 2004, and $12,570 in 2003.  “All Other Compensation” also includes Company matching payments of up to $900 under the Hormel Tax Deferred Investment Plan A.  This matching payment, in the same amount, is available to all other eligible employees.  Company matching payments in the amount of $900 for 2005 and $850 for each of 2004 and 2003 under the Hormel Tax Deferred Investment Plan A were made for Mr. Johnson, Mr. Ettinger, Mr. Ray, Mr. McCoy, and Mr. Jorgenson.  Payments under the Company’s Founders Fund Plan were discontinued in 2005.  For Mr. Ray, Mr. McCoy and Mr. Jorgenson, “All Other Compensation” includes Company contributions to a life insurance program which is available to all other eligible employees with benefits proportional to Annual Compensation.  Mr. Ray received contributions of $324 in 2005, $242 in 2004, and $269 in 2003; Mr. McCoy received contributions of $2,272 in 2005, $1,474 in 2004, and $1,501 in 2003; and Mr. Jorgenson received $2,633 in 2005, $1,084 in 2004, and $1,084 in 2003.  For Mr. Johnson, “All Other Compensation” includes $1,600,000 that was accrued in fiscal year 2005 for 50,000 restricted shares that were awarded to Mr. Johnson in early fiscal year 2006 for his services as Chief Executive Officer.  The Company will include the value of this award in this table, under the restricted stock awards column, in the proxy statement for fiscal year 2006.  For Mr. Jorgenson, “All Other Compensation” includes a $150,000 retirement bonus that was accrued in fiscal year 2005, but not payable until after the fiscal year end.

Stock Option Tables

The following tables summarize option grants and exercises during fiscal year 2005 to or by the executive officers named in the Summary Compensation Table above, and the values of options granted during fiscal year 2005 and held by such persons at the end of fiscal year 2005.

Option Grants in Fiscal Year 2005

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise
	Options Granted	Employees in	Price	Expiration
Name	(#)(1)	Fiscal Year	($/Sh)(2)	Date	5% ($)(3)	10% ($)(3)

Joel W. Johnson	450,000	30.53	30.07	12-07-14	8,509,888	21,565,726
Jeffrey M. Ettinger	125,000	8.48	30.07	12-07-14	2,363,858	5,990,479
Gary J. Ray	100,000	6.78	30.07	12-07-14	1,891,086	4,792,384
Michael J. McCoy	100,000	6.78	30.07	12-07-14	1,891,086	4,792,384
James A. Jorgenson	75,000	5.09	30.07	12-07-14	1,418,315	3,594,288

(1)                                      These option shares are subject to vesting, with twenty-five percent to become exercisable at the end of each year following the date of grant (December 7, 2004) until all are exercisable.

(2)                                      The options have an exercise price equal to the market price of the Company’s common stock on the date of grant, December 7, 2004.

(3)                                      The actual value of these option grants is dependent on the future performance of the Company’s common stock.  There is no assurance that the values reflected in this table will be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)	Value of Unexercised In-the-Money Options at Fiscal Year End ($)
Name	Exercise (#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable (1)(2)
Joel W. Johnson	200,000	3,794,500	1,251,250 / 993,750	14,279,725 / 4,017,500
Jeffrey M. Ettinger	2,000	36,450	130,000 / 185,000	1,391,889 / 546,000
Gary J. Ray	44,000	834,900	396,250 / 223,750	4,968,401 / 902,750
Michael J. McCoy	14,000	231,193	185,000 / 220,000	1,804,325 / 882,350
James A. Jorgenson	40,000	767,700	155,250 / 133,750	1,863,483 / 466,200

(1)                                      Unrealized value of in-the-money options at year end represents the aggregate difference between the market value at October 30, 2005 and the applicable exercise price.

(2)                                      The differences between market value and exercise price in the case of unrealized value accumulated over what may be, in many cases, several years.

Pension Plan

The Company maintains noncontributory defined benefit pension plans covering substantially all employees.  Pension benefits for salaried employees are based upon the employee’s highest five years of compensation (as described below) of the last 10 calendar years of service and the employee’s length of service.  The Company also maintains a supplemental executive retirement plan that provides pension benefits calculated under the qualified defined benefit pension plan formula that exceed the annual benefit limitation for defined benefit plans qualifying under the Internal Revenue Code.  A Company-established plan credited Mr. Johnson with deemed years of service for purposes of determining both the amount of and eligibility for retirement benefits under the Company’s retirement plans.  The following tabulation shows the estimated aggregate annual pension payable to an employee under the qualified defined benefit pension plan and the supplemental executive retirement plan upon normal retirement at the end of fiscal year 2005 at age 65 under various assumptions as to final average annual compensation and years of service, and on the assumptions that the retirement plans will continue in effect during such time without change and that the employee will select a single life annuity option.  The pension benefits shown below reflect an integration with Social Security benefits.

Average Annual Compensation	Years of Service
	15	20	25	30	35	40	45
$250,000	$55,264	$73,685	$92,106	$110,528	$128,949	$147,370	$165,792
500,000	115,264	153,685	192,106	230,528	268,949	307,370	345,792
750,000	175,264	233,685	292,106	350,528	408,949	467,370	525,792
1,000,000	235,264	313,685	392,106	470,528	548,949	627,370	705,792
1,250,000	295,264	393,685	492,106	590,528	688,949	787,370	885,792
1,500,000	355,264	473,685	592,106	710,528	828,949	947,370	1,065,792
1,750,000	415,264	553,685	692,106	830,528	968,949	1,107,370	1,245,792
2,000,000	475,264	633,685	792,106	950,528	1,108,949	1,267,370	1,425,792
2,250,000	535,264	713,685	892,106	1,070,528	1,248,949	1,427,370	1,605,792
2,500,000	595,264	793,685	992,106	1,190,528	1,388,949	1,587,370	1,785,792
2,750,000	655,264	873,685	1,092,106	1,310,528	1,528,949	1,747,370	1,965,792
3,000,000	715,264	953,685	1,192,106	1,430,528	1,668,949	1,907,370	2,145,792
3,250,000	775,264	1,033,685	1,292,106	1,550,528	1,808,949	2,067,370	2,325,792
3,500,000	835,264	1,113,685	1,392,106	1,670,528	1,948,949	2,227,370	2,505,792
3,750,000	895,264	1,193,685	1,492,106	1,790,528	2,088,949	2,387,370	2,685,792
4,000,000	955,264	1,273,685	1,592,106	1,910,528	2,228,949	2,547,370	2,865,792
4,250,000	1,015,264	1,353,685	1,692,106	2,030,528	2,368,949	2,707,370	3,045,792
4,500,000	1,075,264	1,433,685	1,792,106	2,150,528	2,508,949	2,867,370	3,225,792
4,750,000	1,135,264	1,513,685	1,892,106	2,270,528	2,648,949	3,027,370	3,405,792
5,000,000	1,195,264	1,593,685	1,992,106	2,390,528	2,788,949	3,187,370	3,585,792
5,250,000	1,255,264	1,673,685	2,092,106	2,510,528	2,928,949	3,347,370	3,765,792
5,500,000	1,315,264	1,753,685	2,192,106	2,630,528	3,068,949	3,507,370	3,945,792

The compensation for the purpose of determining the pension benefits consists of annual compensation, restricted stock awards, and LTIP payouts.  The years of credited service for individuals listed in the Summary Compensation Table are:  38 years for Mr. Johnson; 15 years for Mr. Ettinger; 37 years for Mr. Ray; 11 years for Mr. McCoy; and 35 years for Mr. Jorgenson.

Nonqualified Deferred Compensation Plan

The Company’s Executive Deferred Income Plan II permits eligible employees to annually defer base salary, bonus amounts, long-term incentive plan payments and Operators’ Share dividends.  The Plan also permits eligible employees to defer the delivery of shares of Company restricted stock and shares of Company common stock representing the gain on the exercise of stock options.  (Consistent with anticipated amendments to the tax laws, effective October 31, 2004, deferral of this gain is not permitted).  The amounts deferred by each participant will be based on elections by each participant under the terms of the plan.  The Company may also credit to participants’ accounts certain amounts specified in the plan relating to the Company’s profit sharing plan, and the plan provides that the Company may make additional discretionary contributions to participants’ deferral accounts.  Deferrals of cash compensation are credited with deemed investment gains and losses.  Stock deferrals are credited to a stock unit account whose return reflects the return on the Company’s common stock.  Payments under the plan are made on the date or dates selected by each participant in accordance with the terms of the plan or on such other date or dates as specified in the plan.  Payments relating to deferrals of cash compensation are paid in cash, and payments relating to stock deferrals are paid in shares of Company common stock that are authorized for issuance under the Company’s 2000 Stock Incentive Plan.  In connection with the plan, the Company has created a grantor trust, commonly known as a “rabbi trust.” The assets of the trust will be used to pay benefits under the plan, but the assets of the trust are subject to the claims of general creditors of the Company.  During fiscal year 2005, all of the executive officers listed in the Summary Compensation Table in this proxy statement participated in this Plan.

COMPARATIVE STOCK PERFORMANCE

The following graph produced by Research Data Group, Inc. compares the cumulative total stockholder return on the Company’s common stock during the five fiscal years preceding October 30, 2005, with the Standard & Poor’s 500 Index and the Standard & Poor’s Packaged Foods &Meats Index (assuming the investment of $100 in each vehicle on October 31, 2000, and the reinvestment of all dividends during such period).

Comparison of Five Year Cumulative Total Stockholder Return
Among Hormel Foods Corporation, the S & P 500 Index, and the S & P Packaged Foods &Meats Index

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Persons serving as members of the Compensation Committee during fiscal year 2005 were John G. Turner, John R. Block, John L. Morrison, and Dakota A. Pippins.  None of these persons was an officer or employee of the Company or any of its subsidiaries during fiscal year 2005, was formerly an officer of the Company or any of its subsidiaries or had any other relationship with the Company or any of its subsidiaries requiring disclosure under the applicable rules of the Securities and Exchange Commission.

RELATED PARTY TRANSACTIONS

During fiscal year 2005, employees of the Company provided administrative services to The Hormel Foundation, which beneficially owns more than five percent of the Company’s common stock, for which The Hormel Foundation paid the Company $121,294, reimbursing the Company for its fully allocated cost for the employee time expended.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, certain officers, and any persons holding more than ten percent of the Company’s common stock to report their initial ownership of the Company’s common stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the NYSE.  Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any failure to file by those dates during 2005.

In making these disclosures, the Company has relied on the representations of its directors and officers and copies of the reports that they have filed with the Securities and Exchange Commission.  Based on those representations and reports, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors, officers and greater than ten percent stockholders were met.

ITEM 3 — PROPOSAL TO AMEND THE HORMEL FOODS CORPORATION
2000 STOCK INCENTIVE PLAN

Background

On October 4, 1999, the Board of Directors, upon recommendation of the Compensation Committee, adopted the Hormel Foods Corporation 2000 Stock Incentive Plan, and it was approved by the Company’s stockholders at its 2000 Annual Meeting of Stockholders.  When initially adopted, the 2000 Stock Incentive Plan authorized the issuance of up to 4,500,000 shares of common stock of the Company, which number of shares was automatically doubled by operation of Section 4(c) of the Plan as a result of the Company’s 2-for-1 stock split in the form of a stock dividend, effected in 2000.  The Company expects to utilize fully the original share authorization during the 2006 fiscal year of the Company.

Proposed Amendment

The Board of Directors recommends that the 2000 Stock Incentive Plan (as proposed to be amended, the “Plan”) be amended to increase the number of shares of Company common stock authorized to be issued thereunder by 10,000,000 from 9,000,000 to 19,000,000 shares, and believes it to be in the best interests of the Company and its stockholders to continue to use the Plan for the purposes set forth in Section 1 thereof.  With the approval of the stockholders, Section 4(a) of the Plan is hereby amended to replace the number “9,000,000” in the first and last sentences thereof with the number “19,000,000.”  Except as specifically set forth herein, all other terms and conditions of the Plan shall remain in full force and effect.  This amendment shall be effective upon the approval hereof by the requisite vote of the holders of the outstanding shares entitled to be voted thereon, and shall be governed in accordance with the laws of the State of Delaware.

The complete text of the Plan, as proposed to be amended, is attached as Appendix A to this proxy statement, and the following discussion of the Plan is qualified in its entirety by reference to the full text of the Plan.

Summary of the Plan

Purpose

The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, and nonemployee directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to afford such persons an opportunity to acquire a proprietary interest in the Company by rewarding them for making major contributions to the success of the Company, thereby aligning the interests of such personnel and directors with the Company’s stockholders.

Administration

The Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”).  The Committee has the authority, among other things, to select the individuals to whom awards are granted, to determine the types of awards to be granted and the number of shares of common stock covered by such awards, to set the terms and conditions of such awards, and to determine whether the payment of any amounts received under any award shall or may be deferred.  The Committee has the authority to establish rules for the administration of the Plan, and determinations and interpretations with respect to the Plan are at the sole discretion of the Committee, whose determinations and interpretations are binding on all interested parties.  The Committee may delegate to one or more directors the Committee’s powers and duties under the Plan with respect to individuals who are not subject to Section 16 of the Securities Exchange Act of 1934; provided, however, that the Committee may not delegate any of its powers and duties under the Plan in such a manner as would fail to comply with any of the requirements of Section 162(m) of the Internal Revenue Code, as amended (the “Code”).

Eligible Participants

Any employee, officer, consultant, independent contractor or director of the Company providing services to the Company or any of its affiliates will be eligible to be selected by the Committee to receive awards under the Plan.  As of December 12, 2005, there were approximately 17,600 persons who were eligible to receive awards under the Plan.

Types of Awards

The Plan permits the granting of a variety of different types of awards:  (a) stock options with a term of ten years (except as earlier terminated pursuant to the Plan or Award Agreement), including incentive stock options meeting the requirements of Section 422 of the Code, and reload options; (b) stock appreciation rights (“SARs”); (c) restricted stock and restricted stock units; (d) performance awards; (e) other stock grants; (f) other awards valued in whole or in part by reference to or otherwise based upon the Company’s common stock (“other stock-based awards”).  Awards may be granted alone, in addition to, in tandem with, or in substitution for any other award granted under the Plan or any other plan.  Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon the grant or exercise thereof the holder will receive cash, shares of common stock or other securities, awards or property, or any combination thereof, as the Committee shall determine.  The exercise price per share under any stock option, the grant price of any SAR, and the purchase price of any security which may be purchased under any other stock-based award under the Plan may not be less than 100% of the fair market value of the Company’s common stock on the date of the grant of such option, SAR or right.  Determinations of fair market value under the Plan are made in accordance with methods and procedures established by the Committee.

Options may be exercised by payment in full of the exercise price, either in cash or, at the discretion of the Committee, in whole or in part by tendering shares of common stock or other consideration having a fair market value on the date the option is exercised equal to the exercise price.

The holder of an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Committee shall so determine, as of anytime during a specified period before or after the exercise date) of a specified number of shares over the grant price of the SAR.

Shares of restricted stock and restricted stock units will be subject to such restrictions as the Committee may impose (including any limitations on the right to vote or the right to receive dividends), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may determine.  Restricted stock may not be transferred by the holder until the restrictions and terms established by the Committee lapse.  Holders of restricted stock units have the right, subject to any restrictions and terms imposed by the Committee, to receive shares of common stock or cash at some future date.  Upon termination of the holders’ employment during the restriction period, restricted stock and restricted stock units are forfeited, unless the Committee determines otherwise.

Performance awards provide the holder thereof the right to receive payments, in whole or in part, upon the achievement of such goals during such performance periods as the Committee shall establish.  A performance award granted under the Plan may be denominated or payable in cash, shares of common stock or restricted stock or restricted stock units, or other securities, awards or property.  The Committee is also authorized to grant other stock awards and establish the terms and conditions of other stock-based awards.

Maximum Number of Shares

Currently, the aggregate number of shares of the Company’s common stock which may be issued under all awards granted under the Plan is 9,000,000.  The Company proposes to amend the Plan to increase the shares available from 9,000,000 to 19,000,000.  If any shares of common stock subject to any award or to which an award relates are not purchased or are forfeited, or if any such award terminates without the delivery of shares, the shares previously set aside for such awards will be available for future awards under the Plan.  If shares of common stock are delivered or withheld to pay the exercise price or tax relating to exercise of the award, the shares delivered or withheld shall be available for the grant of future awards.  Notwithstanding the foregoing, currently, the total number of shares of common stock that may be purchased upon exercise of incentive stock options granted under the Plan may not exceed 9,000,000, subject to adjustment as described below and in Section 422 or 424 of the Code or any successor provision.  The Company proposes to amend the Plan to increase the total number of shares of common stock that may be purchased upon exercise of incentive stock options granted under the Plan to 19,000,000, subject to adjustment as described below and in Section 422 or 424 of the Code or any successor provision.  Shares relating to awards which allow the holder to receive or purchase shares will be counted against the aggregate number of shares available for granting awards under the Plan.  If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of common stock or other securities of the Company, issuance of rights to purchase shares of common stock or other securities of the Company, or other similar corporate transaction or event affects the shares of common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan, the Committee shall, in such manner as it deems equitable, adjust any or all of (a) the number and type of shares (or other securities or property) that thereafter may be the subject of awards, (b) the number and type of shares (or other securities or property) subject to outstanding awards, and (c) the exercise price with respect to any award.

No person may be granted any award or awards under the Plan of more than 600,000 shares, in the aggregate, in any calendar year. The foregoing annual limitation specifically includes the grant of any awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

New Plan Benefits

The following table sets forth the number of shares of the Company’s common stock covered by options or other awards granted under the Plan during the 2005 fiscal year.  No incentive awards made under the Plan prior to the date of the 2006 Annual Meeting of Stockholders have been made subject to stockholder approval.  The numbers and types of awards that will be granted in the future under the Plan are not determinable as the Committee will make such determinations in its discretion. Generally, the consideration to be received by the Company for awards under the Plan will be the recipient’s past, present or expected future contributions to the Company.

Name and Position	Options Granted	Restricted Stock Granted

Joel W. Johnson — Chairman and Chief Executive Officer	450,000	50,000

Jeffrey M. Ettinger — President and Chief Operating Officer	125,000	—

Gary J. Ray — Executive Vice President	100,000	—

Michael J. McCoy — Executive Vice President and Chief Financial Officer	100,000	—

James A. Jorgenson — Senior Vice President	75,000	—

Executive Officer Group (27 persons, including the five above-named officers)	1,258,000	50,000

Nonexecutive Director Group (9 persons)	36,000	13,500

Nominees for Election as Director (13 persons)	811,000	63,500

Each associate of the above-mentioned directors, executive officers or nominees	—	—

Each other person who received or is to receive five percent of such options or rights	—	—

Nonexecutive Officer Employee Group (114 persons)	216,000	—

Restriction on Transfers

No award (other than other stock grants) and no right under any such award granted under the Plan shall be transferable by a participant otherwise than by will, or by the laws of descent and distribution, except that the Committee may permit the transfer of options (other than incentive stock options) and the designation of a beneficiary.  Each award is exercisable, during such individual’s lifetime, only by such individual, or, if permissible under applicable law, by such individual’s guardian or legal representative.

Cancellation and Rescission of Awards

Participants in the Plan are prohibited from rendering services for any organization or engaging in any business which is competitive with the Company or otherwise prejudicial to or in conflict with the Company’s interests.  Failure to comply shall cause any award under the Plan to be canceled, and shall cause rescission of any exercise, payment or delivery pursuant to an award which occurred within the six months preceding such noncompliance.

Duration, Termination and Amendment

No Award shall be granted under the Plan after September 30, 2009, or any earlier date of discontinuation or termination established by the Board of Directors. The Plan permits the Board of Directors to amend or terminate the Plan at any time, except that the Board may not amend the Plan without stockholder approval of the amendment if such approval is required (a) under the rules or regulations of the NYSE or any other applicable securities exchange or (b) in order for the Company to be able to grant incentive stock options under the Plan.

Federal Tax Consequences

The following is a summary of the principal federal income tax consequences generally applicable to awards under the Plan.

The grant of an option or SAR is not expected to result in any taxable income for the recipient. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an incentive stock option is exercised. Upon exercising a nonqualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income and deductible by the Company. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a nonqualified stock option or SAR. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

With respect to other awards granted under the Plan that are payable either in cash or shares of common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of common stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of common stock by the holder of the award, and the Company will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in shares of common stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of common stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of common stock by the holder, and the Company will be entitled at that time to a tax deduction for the same amount.

Special rules may apply in the case of individuals subject to Section 16 of the Securities Exchange Act of 1934. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company’s tax deduction, are determined as of the end of such period.

Under the Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to surrender shares of common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the optionee) to the Company to satisfy federal and state tax obligations. In addition, the Committee may grant, subject to its discretion and such rules as it may adopt, a cash bonus to a participant in order to provide funds to pay all or a portion of federal and state taxes due as a result of the receipt or exercise of (or lapse of restrictions relating to) an award. The amount of any such bonus will be taxable to the participant as ordinary income, and the Company will have a corresponding deduction equal to such amount (subject to the usual rules concerning reasonable compensation).

The Plan has been designed to meet the requirements of Section 162(m) of the Code regarding the deductibility of executive compensation with respect to stock options and certain other awards based solely on an increase in the value of shares of common stock after the date of grant of the award.  Recently enacted Section 409A of the Code sets forth complex new rules addressing all forms of deferred compensation arrangements.  Failure to satisfy these new rules can result in a 20% extra penalty tax on participating employees.  The Plan is intended to be administered in such a fashion as to avoid the imposition of this penalty tax on any employee.

Equity Compensation Plan Information

Equity Compensation Plan Information as of October 30, 2005

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	8,381,417	22.75	2,044,865

Equity compensation plans not approved by security holders	—	—	—

Total	8,381,417	22.75	2,044,865

Vote Required

Approval of this proposal will require the affirmative vote of holders of a majority of the shares of common stock entitled to vote and represented in person or by proxy at the meeting.

Board Recommendation

The Board of Directors recommends that you vote FOR the proposal to amend the Hormel Foods Corporation 2000 Stock Incentive Plan.  Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

ITEM 4 — STOCKHOLDER PROPOSAL REQUESTING A REPORT

Stockholder Proposal

People for the Ethical Treatment of Animals (“PETA”), 501 Front Street, Norfolk, Virginia 23510, record holder of 150 shares of the Company’s common stock, as the sponsor, has notified the Company that it intends to present the following resolution at the Annual Meeting of Stockholders.  As required by the rules of the Securities and Exchange Commission, the resolution and supporting statement are reprinted here as they were submitted to the Company:

Turkeys raised for Jennie-O and Hormel are currently subjected to a cruel form of slaughter that shocks most consumers who learn about it.  The animals’ legs are snapped into shackles—which often breaks their bones—and their throats are slit, often while they are still completely conscious and struggling to escape.  Many have legs, wings, or chest cavities slashed open.  Birds who miss the neck-cutters or don’t bleed out in time are scalded alive in the defeathering tanks.  Each time PETA enters a poultry slaughterhouse, we find this same systematic abuse—abuse that is a result of outdated slaughter practices that would be illegal if these were cattle or pigs, instead of turkeys.

There is a new U.S. Department of Agriculture-approved slaughter technology available, called controlled-atmosphere killing (CAK), which slowly replaces oxygen from the birds’ environment with an inert gas, such as argon or nitrogen (which make up about 80 percent of the air we’re breathing now) to quickly and painlessly “put birds to sleep.” CAK drastically reduces the birds’ suffering, as it eliminates live dumping, live shackling, electrical stunning, and the possibility that animals will still be conscious when their throats are cut or when they are scalded for feather removal.  The CAK system also eliminates worker contact with live birds, thus eliminating any possibility of worker cruelty to animals.

CAK is currently being used by some of McDonald’s suppliers in the United Kingdom and has been described by top animal welfare and slaughter experts as “the most stress-free, humane method of killing poultry ever developed.” The technology also has worker- and food-safety and carcass-quality benefits, including increased meat yield and longer shelf life.  Studies have shown that the cost of switching to CAK systems would be recouped within a few years.

As the number-one turkey processor in the United States, Jennie-O should be on the leading edge of new slaughter technology.  It is in the stockholders’ best interests that Hormel and Jennie-O adopt the most advanced, humane, and cost-effective slaughter systems available.  CAK would not only address growing consumer concerns about animal welfare, but also increase carcass quality and worker and food safety, thereby substantially reducing operating cost.  With only four turkey plants to shift to this new technology, Hormel and Jennie-O have the opportunity to be leaders—not followers—when it comes to animal welfare by being among the first major U.S. companies to adopt CAK.

Resolved:  Shareholders request that the board of directors issue a report to shareholders by July 2006, prepared at reasonable cost and omitting proprietary information, on the feasibility of Hormel requiring its poultry suppliers to phase in controlled-atmosphere killing within a reasonable timeframe, with a focus on the animal welfare and economic benefits that this technology could bring to our company.

Board of Directors Statement in Opposition to the Stockholder Proposal

The proposal requests that the Company’s Board of Directors issue a report to stockholders on the feasibility of the Company requiring its poultry suppliers to phase in controlled-atmosphere killing within a reasonable timeframe.  In light of the facts that (i) the Company harvests internally, through its Jennie-O Turkey Store (“JOTS”) operations, almost 100% of the turkeys it sells, by weight, and (ii) the Company already utilizes the controlled-atmosphere stunning (“CAS”) harvest method in three of its four JOTS turkey plants, the Company believes it would be an inefficient use of the Company’s resources and of little value to the Company and its stockholders to prepare the requested report.

As a leader in the industry, several years ago, the Company’s research revealed several economic advantages to the use of the CAS method.  Accordingly, it began implementing gas stunning procedures in its turkey operations.  The harvesting processes at each of the Company’s facilities are designed to put every turkey into an unconscious state prior to harvest, either by gas or electric stunning.  Moreover, three of the four JOTS turkey plants employ the CAS method exclusively, and over three-quarters, by weight, of all the turkeys harvested by JOTS use the industry-leading CAS method.  The electric stunning procedures used at the Company’s fourth plant, which the Company believes are humane and efficient, comply with applicable laws and regulations.

The Company believes that the allegations made in PETA’s supporting statement regarding the Company’s harvesting methods are misleading.  PETA’s statement that the turkeys at the Company’s facilities are subjected to “a cruel form of slaughter…” does not apply to the Company’s operations.  The Company believes that it is the industry leader in the application of humane and economically efficient harvesting methods at its turkey plants, and that it operates in compliance with all applicable rules and regulations.

In sum, PETA’s proposal is wholly unnecessary and misdirected because the Company has already analyzed and is implementing, where appropriate, the CAS harvest method.  The Board of Directors believes the Company’s stockholders will be better served if the Company’s resources remain dedicated to increasing stockholder value rather than preparing reports documenting the feasibility of controlled-atmosphere killing when the Company believes its stunning procedures are both humane and economically efficient.

Board Recommendation

The Board of Directors recommends that you vote AGAINST this proposal.  Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

Vote Required

Adoption of the proposal will require the affirmative vote of holders of a majority of the shares of common stock entitled to vote and represented in person or by proxy at the meeting.

HOUSEHOLDING INFORMATION

Only one annual report and proxy statement are being delivered to multiple security holders sharing an address, having received prior notice of our intent to deliver one report per address, unless the Company received contrary instructions from one or more of the security holders.

If you and other stockholders of the Company with whom you share an address currently receive multiple copies of annual reports and/or proxy statements, or if you hold stock in more than one account and, in either case, you wish to receive only a single copy of the annual report or proxy for your household, please contact the transfer agent (Wells Fargo Bank, N.A., P.O. Box 64854, St. Paul, MN 55164-0854; Phone 1-877-536-3559) with the names in which all accounts are registered and the name of the account for which you wish to receive mailings.  This will not in any way affect dividend check mailings.

If you wish to receive a separate copy of the annual report or proxy statement, or if you wish to receive separate copies of future annual reports and/or proxy statements, please call 507-437-5944 or mail a request to the Corporate Secretary, 1 Hormel Place, Austin, MN 55912.  We will deliver the requested documents promptly upon your request.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETING OF STOCKHOLDERS IN 2007

Any stockholder intending to present a proposal at the Annual Meeting of Stockholders to be held in 2007 must arrange to have the proposal delivered to the Company not later than August 25, 2006, in order to have the proposal considered for inclusion in the Company’s proxy statement and the form of proxy for that meeting.

Additionally, the Company’s Bylaws provide certain requirements which must be met in order for a stockholder to bring any proposals or nominations for election as Directors for consideration at the Annual Meeting of Stockholders, whether or not the proposal or nomination is requested to be included in the proxy statement and proxy.  Those requirements include a written notice to the Corporate Secretary to be received at the Company’s principal executive offices at least 90 days before the date that is one year after the prior year’s annual meeting.  For business or nominations intended to be brought to the Annual Meeting of Stockholders to be held in 2007, the notice deadline is November 2, 2006.  Stockholder proposals or director nominations submitted after this date are untimely and may not be presented in any manner at the Annual Meeting of Stockholders held in 2007.

OTHER MATTERS

The management of the Company does not know of any matters to be presented at the meeting other than those mentioned above.  However, if any other matters properly come before the meeting, it is intended that the holders of the proxies will vote thereon in accordance with their best judgment on such business and on any matters dealing with the conduct of the meeting pursuant to the discretionary authority granted in the proxy.

By Order of the Board of Directors

JAMES W. CAVANAUGH
Corporate Secretary

December 23, 2005

APPENDIX A

HORMEL FOODS CORPORATION
2000 STOCK INCENTIVE PLAN

Section 1.  Purpose.

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, and nonemployee directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to afford such persons an opportunity to acquire a proprietary interest in the Company by rewarding them for making major contributions to the success of the Company.

Section 2.  Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)           “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)           “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Other Stock Grant or Other Stock-Based Award granted under the Plan.

(c)           “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(d)           “Board” shall mean the Board of Directors of the Company.

(e)           “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f)            “Committee” shall mean a committee of Directors designated by the Board to administer the Plan.  In the absence of any other designation, the Committee shall mean the Compensation Committee of the Board.  The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Nonemployee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code.  The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(g)           “Company” shall mean Hormel Foods Corporation, a Delaware corporation, and any successor corporation.

(h)           “Director” shall mean a member of the Board.

(i)            “Eligible Person” shall mean any employee, officer, consultant, independent contractor or Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person based on the Committee’s judgment as to that person’s ability to have a significant effect on the success of the Company.

(j)            “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.  Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares as of a given date shall be, if the Shares are then quoted on the New York Stock Exchange, the closing price as reported on the New York Stock Exchange on the date preceding the day on which the value is to be determined, or, if the New York Stock Exchange is not open for trading on such date, on the most recent preceding date when it is open for trading.

(k)           “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(l)            “Nonqualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(m)          “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option, and shall include Reload Options.

(n)           “Other Stock Grant” shall mean any right granted under Section 6(e) of the Plan.

(o)           “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(p)           “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(q)           “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(r)            “Person” shall mean any individual, corporation, partnership, association or trust.

(s)           “Plan” shall mean the Hormel Foods Corporation 2000 Stock Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

(t)            “Reload Option” shall mean any Option granted under Section 6(a)(iv) of the Plan.

(u)           “Restricted Stock” shall mean any Shares granted under Section 6(c) of the Plan.

(v)           “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(w)          “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(x)            “Shares” shall mean shares of Common Stock, $.0586 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan. (Adjustment made for two-for-one stock split effective January 26, 2000)

(y)           “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.  Administration.

(a)           Power and Authority of the Committee.   The Plan shall be administered by the Committee.  Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to:  (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

(b)           Delegation.   The Committee may delegate its powers and duties under the Plan to one or more Directors or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion.

(c)           Power and Authority of the Board of Directors.   Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4.  Shares Available for Awards.

(a)           Shares Available.   Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 19,000,000 on a net basis as provided in this Section 4(a).  Shares to be issued under the Plan may be either authorized but unissued Shares or Shares acquired in the open market or otherwise.  Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award (whether tendered by the Participant or withheld from the Award), shall be available for granting Awards (other than Incentive Stock Options) under the Plan without reducing the aggregate number of Shares that may be issued for all Awards under the Plan.  In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.  Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 19,000,000 on a gross basis, subject to adjustment as provided in the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision, so that shares used as payment of the purchase price or in connection with the satisfaction of tax obligations relating to an Award which would not otherwise reduce the shares available for issuance under the Plan will not be available for Incentive Stock Options. (Adjustment made for two-for-one stock split effective January 26, 2000)

(b)           Accounting for Awards.   For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(c)           Adjustments.   In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

(d)           Award Limitations Under the Plan.   No Eligible Person may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 600,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year.  The foregoing annual limitation specifically includes the grant of any Award or Awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. (Adjustment made for two-for-one stock split effective January 26, 2000)

Section 5.  Eligibility.

Any Eligible Person shall be eligible to be designated a Participant.  In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant.  Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.  Awards.

(a)           Options.   The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)            Exercise Price.   The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii)           Option Term.   The term of each Option shall be ten years from date of grant, except as earlier terminated pursuant to the provisions of the Plan or any Award Agreement.

(iii)          Time and Method of Exercise.   The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv)          Reload Options.   The Committee may grant Reload Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee, the Participant would be granted a new Option when the payment of the exercise price of a previously granted option is made by the delivery of Shares owned by the Participant pursuant to Section 6(a)(iii) of the Plan or the relevant provisions of another plan of the Company, and/or when Shares are tendered or withheld as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted option to which such Reload Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Reload Option relates pursuant to the relevant provisions of the plan or agreement relating to such option.  Reload Options may be granted with respect to Options previously granted under the Plan or any other stock option plan of the Company or may be granted in connection with any Option granted under the Plan or any other stock option plan of the Company at the time of such grant.  Such Reload Options shall have a per share exercise price equal to the Fair Market Value of one Share as of the date of grant of the new Option.  Any Reload Option shall be subject to availability of sufficient Shares for grant under the Plan.

(b)           Stock Appreciation Rights.   The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement.  A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right.  Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee.  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)           Restricted Stock and Restricted Stock Units.   The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)            Restrictions.   Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a waiver by the Participant of the right to vote or to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii)           Stock Certificates.   Any Restricted Stock granted under the Plan shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.  In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

(iii)          Forfeiture.   Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of

Restricted Stock or Restricted Stock Units.  Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

(d)           Performance Awards.   The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement.  A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish.  Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

(e)           Other Stock Grants.   The Committee is hereby authorized, subject to the terms of the Plan and any applicable Award Agreement, to grant to Participants Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

(f)            Other Stock-Based Awards.   The Committee is hereby authorized to grant to Participants subject to the terms of the Plan and any applicable Award Agreement, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(g)           General.

(i)            No Cash Consideration for Awards.   Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)           Awards May Be Granted Separately or Together.   Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan.  Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)          Forms of Payment under Awards.   Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.  Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents with respect to installment or deferred payments.

(iv)          Limits on Transfer of Awards.   No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, transfer Options (other than Incentive Stock Options) or designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant.  Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.  No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)           Term of Awards.   Except as specifically provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

(vi)          Restrictions; Securities Exchange Listing.   All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be affixed to reflect such restrictions.  If any securities of the Company are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(h)           Cancellation and Rescission of Awards.

(i)            Competitive Services.   A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Company or other senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company.

(ii)           Cancellation and Rescission.   Failure to comply with the provisions of paragraph (i) of this Section 6(h) shall cause any Award(s) to be canceled.  Failure to comply with the provisions of paragraph (i) of this Section 6(h) prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause such exercise, payment or delivery to be rescinded.  The Company shall notify the Participant in writing of any such rescission within one year after such exercise, payment or delivery.  Within ten days after receiving such notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award.

Section 7.  Amendment and Termination; Adjustments.

(a)           Amendments to the Plan.   The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i)            would violate the rules or regulations of the New York Stock Exchange or any securities exchange that are applicable to the Company; or

(ii)           would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

(b)           Amendments to Awards.   The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively.  Except as otherwise provided herein or in the Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

(c)           Correction of Defects, Omissions and Inconsistencies.   The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.  Income Tax Withholding; Tax Bonuses.

(a)           Withholding.   In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.  In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the

Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes.  The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

(b)           Tax Bonuses.   The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions).  The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 9.  General Provisions.

(a)           No Rights to Awards.   No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)           Award Agreements.   No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c)           No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)           No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause.  In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e)           Governing Law.   The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Delaware.

(f)            Severability.   If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(g)           No Trust or Fund Created.   Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h)           No Fractional Shares.   No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i)            Headings.   Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.  Effective Date of the Plan.

The Plan shall be effective as of October 1, 1999, subject to approval by the shareholders of the Company within one year thereafter.

Section 11.  Term of the Plan.

No Award shall be granted under the Plan after September 30, 2009 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan.  However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date.

SHARES COVERED BY THIS PROXY CARD ARE LISTED OPPOSITE THE CODES WHICH ARE EXPLAINED BELOW

Your signature on this proxy card will appoint a proxy for the shares listed opposite code COMM if you are a shareholder of record and direct the proxy as to how to vote.

COMM	-	Shares held in your record account for which you are designating and directing a proxy.

Your signature will also serve as a voting direction to the trustee if you are in an employee plan (ESPP, JEPST, 401K-A or 401K-B) for any shares listed opposite the following codes:

ESPP	Shares held in your account in the Employee Stock Purchase Plan. By signing this proxy, you direct Wells Fargo Bank, N.A. to vote those shares, in person or by proxy, as designated herein.

JEPST

Shares held in your account in the Hormel Foods Corporation Joint Earnings Profit Sharing Trust. By signing this proxy, you direct Investors Bank & Trust Company to vote those shares, in person or by proxy, as designated herein.

401K-A

Shares held in your account in the Hormel Foods Corporation Tax Deferred Investment Plan A (401K). By signing this proxy, you direct Investors Bank & Trust Company to vote those shares, in person or by proxy, as designated herein.

401K-B

Shares held in your account in the Hormel Foods Corporation Tax Deferred Investment Plan B (401K). By signing this proxy, you direct Investors Bank & Trust Company to vote those shares, in person or by proxy, as designated herein.

HORMEL FOODS CORPORATION
1 Hormel Place Austin, MN 55912	proxy and voting direction

This proxy is solicited on behalf of the Board of Directors. By signing on the other side of this card you appoint Jeffrey M. Ettinger, Michael J. McCoy, Gary J. Ray or a majority thereof present, or if only one be present, then that one, with full power of substitution, and hereby authorize them to represent and to vote as designated on the other side of this card all the shares of Common Stock of Hormel Foods Corporation held of record by you on December 5, 2005, at the Annual Meeting of Stockholders to be held on January 31, 2006, or any adjournment thereof. This proxy also functions as a voting direction to the trustee of the employee plan(s) in which Hormel stock was held for your account on December 5, 2005. Please refer to the explanation above.

See reverse for voting instructions.

HORMEL FOODS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, January 31, 2006
8:00 p.m. Central Time

Richard L. Knowlton Auditorium	ADMISSION TICKET
Austin High School
300 NW 4th Street
Austin, Minnesota

Doors open 6:00 p.m.
Enter at south end of building

Please detach here and present for admission to meeting.

There are three ways to vote your Proxy	COMPANY #

Your telephone or internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•     Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on January 30, 2006.

•     Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/hrl/ — QUICK *** EASY *** IMMEDIATE

•       Use the internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on January 30, 2006.

•       Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and submit an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Hormel Foods, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873, so it is received by 12:00 p.m. (CT) on January 30, 2006.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here if you are mailing your proxy card.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3, and a Vote AGAINST Item 4.

1. Election of directors:	01 John W. Allen	06 Joel W. Johnson	11 Gary J. Ray	☐ FOR all nominees (except as marked to the contrary below.)	☐ WITHHOLD AUTHORITY (to vote for all nominees)
	02 John R. Block	07 Susan I. Marvin	12 John G. Turner
	03 Jeffrey M. Ettinger	08 Michael J. McCoy	13 Robert R. Waller, M.D.
	04 E. Peter Gillette, Jr.	09 John L. Morrison
	05 Luella G. Goldberg	10 Dakota A. Pippins

(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s number in the box.)

2. To vote on ratification of appointment, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as independent auditors for the fiscal year which will end October 29, 2006.				☐ For	☐ Against	☐ Abstain
3. To vote on a proposal to amend the Hormel Foods Corporation 2000 Stock Incentive Plan. The Board of Directors Recommends a Vote AGAINST Item 4.				☐ For	☐ Against	☐ Abstain

4.           To consider and act upon a stockholder proposal requesting that the Board of Directors of Hormel Foods Corporation issue a report to stockholders by July 2006 on the feasibility of Hormel Foods requiring its poultry suppliers to phase in controlled-atmosphere killing, if presented at the meeting.

				☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS AND FOR ITEMS 2 AND 3 AND AGAINST ITEM 4.

Address Change? Mark Box	☐	Indicate changes below:	Dated January	, 2006

Signature(s) in Box

Please sign exactly as name appears to the left. When

shares are held by joint tenants, both should sign. When

signing as attorney, executor, administrator, trustee or

guardian, please give full title as such. If a corporation,

please sign in full corporate name by President or other

authorized officer. If a partnership, please sign in

partnership name by authorized person.